EXHIBIT 20

PUGET TECHNOLOGIES, INC.

A publicly held Nevada corporation

8200 Northwest 41st Street, Suite 200; Doral Florida 33166.  Telephone Number: 1 305 721 3128

Email information.puget@gmail.com, website https://pugettechnologies.com

Hermann Burckhardt

President and Chief Executive Officer

Thomas Jaspers

Secretary, Treasurer and Chief Financial Officer

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PRESS RELEASE

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For Immediate Release: Miami, Florida, October 12, 2020

UNUSUAL STOCK MARKET ACTIVITY

Management of Puget Technologies, Inc. (“Puget”, Pink Open Market symbol “PUGE”), a Nevada corporation subject to but delinquent in reporting requirements with the Securities and Exchange Commission (the “Commission”) pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, has observed unusual market activity in its securities apparently based on rumors of contemplated transactions and the status of the company.

Such rumors are unfounded.

Puget has no current plans to change its corporate domicile from the State of Nevada although it plans to qualify to conduct business in the State of Florida where its headquarters has been moved.  Its current officers and directors, who have not changed during the past five years, have never sold any of their securities in the company and have no current plans to do so.  The company’s officers and directors remain dedicated to the company’s eventual success.  Puget’s current efforts are directed at becoming current in its reports to the Commission which requires that it obtain funds to pay for related costs, primarily auditing and legal fees.  Its current activities are concentrated in that direction.  A report of current event on Commission Form 8-K with reference to the foregoing is expected to be filed with the Commission this week.

Forward-Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about Puget’s beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or, in each case, their negative, or other variations or comparable terminology. Puget bases these forward-looking statements or projections on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. As you read and consider this press release, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although Puget believes that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect Puget’s actual results to differ materially from those expressed in the forward-looking statements and projections. Puget undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If Puget does update one or more forward-looking statements, there should be no inference that it will make additional updates with respect to those or other forward-looking statements.

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PUGET TECHNOLOGIES, INC., 8200 Northwest 41st Street, Suite; 200 Doral Florida 33166.  1 305 721 3128   information.puget@gmail.com

For additional information, please contact Puget at 1 305 721 3128, by email at information.puget@gmail.com or visit its website for continuing updates at https://pugettechnologies.com.

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PUGET TECHNOLOGIES, INC., 8200 Northwest 41st Street, Suite; 200 Doral Florida 33166.  1 305 721 3128   information.puget@gmail.com